UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ChoiceOne Financial Services, Inc. (the "Company") held its annual meeting of shareholders on Wednesday, May 22, 2019. At the meeting, the shareholders voted on four matters: (1) the election of three directors; (2) approval on an advisory basis of the compensation of the Company’s named executive officers as disclosed in the proxy statement; (3) an advisory vote on the approval of the frequency of future shareholder votes on executive compensation; and (4) ratification of the selection of Plante & Moran PLLC as independent registered public accounting firm for the year ending December 31, 2019.

All of the nominees for director were elected by the following votes:

Election of Directors	Votes Cast
			Broker
All nominees for director were elected:	For	Withheld	Non-Votes
James A. Bosserd	2,088,849	53,960	789,853
Nels W. Nyblad	2,135,029	7,780	789,853
Kelly J. Potes	2,114,340	28,469	789,853

The shareholders approved the compensation of the Company’s named executive officers by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
1,804,724	324,805	13,280	789,853

An advisory proposal to approve the Company’s executive compensation will next occur in connection with the Company’s 2020 Annual Meeting of Shareholders.

The shareholders approved the frequency future shareholder votes on executive compensation by the following votes:

Votes Cast

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
2,020,971	45,098	24,308	52,432	789,853

Based on these results, and consistent with the Company’s recommendation, the Board expects to hold future advisory votes on executive compensation every year.

The shareholders ratified the appointment of Plante & Moran PLLC as independent registered public accounting firm for the year ending December 31, 2019 by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
2,905,499	22,269	4,894	0

***

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 23, 2019	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Thomas Lampen
Thomas Lampen Its Treasurer

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